Exhibit 10.6
EMPLOYMENT AGREEMENT
THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is made between Cava Group, Inc. (“Employer”) and Kelly Costanza (“Executive”) (together, the “Parties” and each a “Party”) effective as of May 20, 2022 (the “Effective Date”).
WHEREAS, in the course of Executive’s employment by Employer, the Executive may receive, be taught, or otherwise have access to Employer’s information that is confidential and proprietary;
WHEREAS, Employer and its subsidiaries and affiliates have acquired and/or developed certain trade secrets and confidential information, as more fully described in the CPIN Agreement (as defined in Article 6), and has expended significant time and expense in acquiring or developing its trade secret or confidential information, and expends significant time and expense on an ongoing basis in supporting its employees, including Executive;
WHEREAS, Employer wishes to continue to employ Executive as Employer’s Chief People Officer on the terms and conditions set forth herein; and
WHEREAS, Executive wishes to continue such employment on such terms and conditions in accordance with this Agreement.
ACCORDINGLY, in consideration of, and on the basis of the representations, warranties, and covenants contained in this Agreement, and other good and valuable consideration, the Parties agree as follows:
1.ARTICLE 1 – EMPLOYMENT AND TERM
1.1Employment. Effective on the Effective Date, Employer employs Executive as its Chief People Officer, and Executive accepts such employment, on the terms and conditions set forth in this Agreement, it being the intent and agreement of the Parties that Executive’s employment be and is continuous. Executive’s employment shall be deemed by the Parties to be continuous until terminated pursuant to this Agreement. Executive shall report directly to the Chief Executive Officer (the “CEO”).
1.2Term. The term of employment under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years thereafter (such three-year period, the “Initial Term”), unless the Parties otherwise renew or earlier terminate Executive’s employment in accordance with this Agreement. Subject to earlier termination pursuant to Article 4 of this Agreement, the employment relationship hereunder shall extend for successive one-year terms after the Initial Term (each such one-year term an “Extended Term”), unless either party shall have given not less than sixty (60) days prior written notice to the other prior to the expiration of the Initial Term of this Agreement, or the Extended Term, as applicable, that it does not wish to extend this Agreement. If such written notice is given, then this Agreement shall expire as of the last day of the Initial Term or Extended Term to which such written notice relates. As used in this Agreement, the “Term” shall include the Initial Term and any Extended Term, and any period of employment through the date on which Executive’s employment ends or this Agreement is terminated in accordance with Article 4 of this Agreement.

2.ARTICLE 2 – DUTIES OF THE EXECUTIVE
2.1Duties. Executive agrees to undertake and perform all duties required as Chief People Officer of Employer. Executive shall perform the services contemplated herein faithfully, diligently, to the best of Executive’s ability, and in the best interests of Employer, in a diligent, trustworthy, professional, and efficient manner, and shall comply with Employer’s policies and procedures in all material respects. Executive agrees during the Term to serve without any additional compensation as an officer or director of any subsidiary of Employer, as may be reasonably requested by the Board from time to time. Executive shall at all times perform such services in compliance with (and, to the extent of Executive’s actual knowledge and authority, shall ensure to the best of her ability that Employer is in compliance with) any and all laws, rules, regulations, and policies applicable to Employer of which Executive is aware. Executive shall, at all times during the Term, adhere to and obey reasonable written rules and policies governing the conduct of Employer’s employees and executives, as established or modified from time to time; provided, however, that, in the event of any conflict between the provisions of this Agreement and any such rules or policies, the provisions of this Agreement shall control.
2.2Exclusive Services. Except as set forth in this Section 2.2, during her employment by Employer, Executive shall not, without the prior written consent of the Board, accept other employment for compensation, perform services for compensation for a Person other than Employer and its subsidiaries and affiliated entities, or serve as an officer or director of any other Person. In cases where no material, bona fide business conflict exists, such consent shall not be unreasonably withheld. Executive shall not engage in any activity that would impair Executive’s ability to act and exercise judgment in the best interest of Employer. For purposes of this Agreement, the term “Person” means an individual, a partnership, a corporation, a limited liability company, an association, an organization, a joint-stock company, a trust, a joint venture, an unincorporated association, a government entity, any department, agency or political subdivision of a government entity, or any other form of entity.
2.3Indemnification. Employer shall, to the maximum extent to which it is empowered by Employer’s Bylaws and the Laws of the State of Delaware and any other laws that may apply to the benefit of Executive, defend, indemnify and hold harmless Executive from and against any and all demands, claims, and causes of action made against Executive concerning or relating to her service, actions or omissions on behalf of Employer and its subsidiaries and affiliated entities as an employee, director, officer, shareholder, unitholder, or agent.
3.ARTICLE 3 – COMPENSATION, BENEFITS AND EXPENSE REIMBURSEMENT
As the total consideration for the services that Executive renders under this Agreement, Executive shall be entitled to the following:
3.1Base Salary. Commencing on the first day of the Term, Employer shall pay to Executive a base salary at the annual rate of $378,550, less income tax and other applicable withholdings (the “Salary”) payable in accordance with Employer’s regular payroll practices. Such Salary will be reviewed for purposes of determining whether a salary increase is warranted, at least annually. The Salary, as adjusted, shall not be reduced during the Term. The reference to the Salary at an annual rate in this Agreement shall not entitle Executive to payment of the Salary beyond any Salary earned through Executive’s performance of services under this Agreement through the date of termination of Executive’s employment, except as set forth in this Agreement.

3.2Annual Bonus. Commencing with calendar year 2022 and during the period Executive is employed with Employer, Executive shall be eligible to earn for Executive s services to be rendered under this Agreement a discretionary annual cash bonus with a target annual bonus opportunity in an amount equal to fifty percent (50%) of the then-current Salary and a maximum annual bonus opportunity in an amount equal to one hundred percent (100%) of the then-current Salary (the “Annual Bonus”), subject to review and upward adjustment by Employer in the sole discretion of the Board, payable subject to standard federal and state payroll withholding requirements. Whether or not Executive earns any bonus will be dependent upon (a) Executive’s continuous performance of services to Employer through the date any bonus is paid (other than as provided in Article 4 below); and (b) the actual achievement by Executive and Employer of the applicable performance targets and goals set by the CEO based on recommendations from the Compensation Committee of the Board. The annual period over which performance is measured for purposes of this bonus is January 1 through December 31. The Board will determine in its sole discretion the extent to which Executive and the Employer have achieved the performance goals upon which the bonus is based and the amount of the bonus. Any bonus shall be subject to the terms of any applicable incentive compensation plan adopted by Employer. Any bonus, if earned, will be paid to Executive within the time period set forth in the incentive compensation plan, or if no such time period was established, within two and one-half months following the end of the year during which the bonus is earned.
3.3Intentionally omitted.
3.4Long-Term Incentive. During the period Executive is employed with Employer, Executive shall be eligible to earn for Executive’s services to be rendered under this Agreement an annual stock option award (the “Long-Term Incentive”) to be granted under, and subject to the terms and conditions of, Employer’s 2015 Equity Incentive Plan, as may be amended from time to time, or a successor stock incentive plan (the “Equity Plan”) and any applicable award agreements in accordance with Employer practices for other senior executives of Employer. Each Long-Term Incentive grant will be made with a grant date fair value equal to fifty percent (50%) of the then-current Salary and apportioned (i) in the form of stock option awards to purchase shares of Employer’s common stock at an exercise price determined using the Black-Scholes option-pricing model adopted by Employer for purposes of this Agreement and/or (ii) in the form of restrictive stock units (“RSUs”) based on the latest then-current 409A valuation adopted by Employer. The apportionment for Executive shall be consistent with the allocation of long-term incentive grants for executive officers then serving Employer, as annually determined by the Executive Compensation Design Document and the Board. The form and terms and conditions of any such Long-Term Incentive will be subject change from time to time and payable subject to standard federal and state payroll withholding requirements. Executive shall also be granted upon the Effective Date 30,000 RSUs based on the latest then-current 409A valuation adopted by Employer. This grant is made by the Employer in recognition that Executive was not provided with a grant at the time that Executive first became employed with Employer and is a discretionary, additional grant to Executive. Whether or not Executive earns any additional Long-Term Incentive will be dependent upon (a) Executive’s continuous performance of services to Employer through the date any Long-Term Incentive is granted; (b) the actual achievement by Executive and Employer of the applicable performance targets and goals set by the Board based on recommendations from the Compensation Committee of the Board; and (c) the terms and conditions of any Long-Term Incentive, as are provided in the Equity Plan and any award agreement pursuant to which the Long-Term Incentive is granted. Notwithstanding the foregoing, following Employer’s sale of any common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, that results in shares of the common stock of Employer being traded on the NASDAQ Stock Market, the New York Stock Exchange or successors thereof or any such other national securities exchange, (i) this Section 3.4 will no longer apply and Executive will not be entitled to any future Long-Term

Incentive grants pursuant to this Agreement, but shall remain eligible to participate in any equity incentive plans offered by the Employer.
3.5Employer Executive Benefits. Executive shall be entitled to participate in Employer’s group health, life, and disability insurance plans and any and all other employee benefits, including 401(k) and deferred compensation plans, pursuant to the terms of the applicable benefit plans and to the same extent and on the same basis as Employer’s other senior executives. Employer shall pay the costs for group health, life, and disability insurance plans and all other employee benefits for Executive and any spouse or domestic partner and children of Executive to the same extent that it pays for the costs for other senior executive of Employer.
3.6Reimbursement for Business Expenses. Employer shall reimburse Executive for any and all reasonable business expenses that Executive incurs from time to time in the performance of her duties under this Agreement, including authorized business expenses incurred by Executive at the request of, or on behalf of, Employer, in accordance with Employer’s policies and subject to any reporting and documentation requirements set forth in such policies. Employer shall also pay the reasonable costs for electronic communication devices, including smart phones and/or portable computer devices reasonably necessary for the performance of Executive’s duties under this Agreement, including any service plans related thereto.
3.7Vacation. Executive shall be eligible for the same vacation benefits offered to other senior executives of Employer. The scheduling of vacation shall be consistent with Employer’s vacation policy and operational needs.
4.ARTICLE 4 – TERMINATION
4.1Termination. Either party shall have the right to terminate this Agreement before the expiration of the Term, subject to the terms of this Article 4, and with the consequences described in this Agreement.
4.2Termination for Cause by Employer. Executive’s employment may be terminated by Employer for Cause (as defined below) at any time (subject to any opportunities to cure set forth in such definition), upon delivery to Executive of written notice (and effective on the date such notice is given unless another date is specified in such notice). If Executive is terminated for Cause, Employer shall pay to Executive (a) any Salary due under Section 3.1 to the date of termination, (b) benefits set forth in Section 3.5, if any, to the date of termination, (c) all accrued but unused and unpaid vacation due under Section 3.7 to the date of termination, and (d) expenses reimbursable under Section 3.6 incurred but not yet reimbursed to Executive to the date of termination. Executive shall have no right to receive any further compensation or benefits otherwise payable under any other provision of this Agreement. For purposes of this Agreement, Termination for “Cause” shall mean the termination of Executive’s employment for any of the following reasons: (i) refusal by the Executive to materially perform her duties hereunder (other than any such failure or refusal resulting from her incapacity due to physical or mental illness), provided, however, that Employer shall provide Executive with written notice of such refusal and Executive shall not have substantially remedied such failure or refusal within thirty (30) days after such written notice is given; (ii) the commission by Executive of any material act of dishonesty or breach of trust or gross misconduct or gross negligence in connection with the performance of her duties hereunder; (iii) a conviction of, or pleading guilty or no contest to, any felony or any crime having as its predicate element fraud, dishonesty, or misappropriation; (iv) any act or omission aiding or abetting a competitor, supplier or customer of Employer to the material disadvantage or detriment of Employer, (v) Executive’s material failure to comply with one or more of the material policies of the Employer (including any applicable code of conduct or ethics, policies relating to sexual harassment or business conduct)

or Executive’s material breach of her obligations under this Agreement or under the CPIN Agreement, provided, however, that Employer shall provide Executive with written notice of such breach and Executive shall not have substantially cured such breach (if curable) within thirty (30) days after such written notice is given. For purposes of this paragraph, no failure or refusal on the part of Executive shall be deemed “willful” if done, or omitted to be done, by Executive in the reasonable belief that her failure or refusal was in the best interest of Employer or that the requested act was unlawful.
4.3Termination Without Cause by Employer. Employer may terminate Executive’s employment without Cause upon notice to Executive provided in accordance with Section 4.7. If Employer terminates Executive’s employment without Cause at any time during Executive’s employment, including without limitation any notice by Employer of non-extension or intent to terminate under Sections 1.2 and 4.3 of this Agreement, Employer shall pay to Executive (a) the same payments and benefits set forth in Section 4.2 and, in addition thereto, subject to Executive’s compliance with the obligations in the last sentence of this Section 4.3, (b) Salary for 12 months following termination of employment, paid in normal payroll installments consistent with Employer’s payroll practices as in effect from time to time; (c) if Executive timely elects health insurance continuation coverage (“COBRA Coverage”) under Employer’s group health plan pursuant to Section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of ERISA, and so long as Executive abides at all times by the requirements of COBRA, Employer will pay the cost of Executive’s COBRA premiums for the 12 months following termination of employment (subject to the remainder of this Section 4.3); and (d) a pro-rated Annual Bonus for the year in which the termination of employment occurs, based on the Employer’s performance during such year, pro-rated based on the number of days elapsed during such year prior to termination of employment, which shall be paid on the date on which annual bonuses are paid to other senior executives of Employer for such year (items (b), (c) and (d), referred to herein as, the “Severance”). Notwithstanding anything to the contrary herein, Executive’s COBRA Coverage shall terminate when Executive becomes eligible under any employee benefit plan made available by another employer covering substantially similar health and dental benefits. Executive shall notify Employer within ten (10) days after becoming eligible for any such benefits. It is agreed and understood that Executive shall be entitled to receive the Severance if and only if within sixty (60) days following termination of employment (the “Release Period”) Executive has executed and delivered to Employer the General Release substantially in the accordance with Employer’s standard release form (the “General Release”), a form of which is attached hereto as Exhibit “A,” and the General Release has become effective, and so long as Executive has not revoked or breached the provisions of the General Release or breached any of the provisions of Articles 6, and/or 8 hereof, including the provisions of the CPIN Agreement. In the event that the Release Period includes two calendar years, the Severance payments shall be made in the second calendar year.
4.4Termination for Good Reason by Executive. Executive may voluntarily terminate her employment at any time for Good Reason (as defined below) upon written notice to Employer (and effective on the date such notice is given unless another date is specified in such notice). In the event of any such termination for Good Reason by Executive, Employer shall pay and provide to Executive the same payments and benefits as are set forth in Section 4.3, above and on the same terms and conditions as if Executive had been terminated by Employer without Cause. For purposes of this Agreement, a termination for “Good Reason” shall mean the termination by Executive of Executive’s employment for any of the following reasons occurring without Executive’s prior written consent, provided Executive has not previously been notified in accordance with the notice provisions of this Agreement of Employer’s intention to terminate Executive’s employment: (a) assigning to her duties materially inconsistent with her position, title, authority, or duties which results in a material diminution of such position, title, authority or duties; provided, however, that Executive has given written notice to Employer within sixty (60) days after the first occurrence of such event or, if later, ten (10) days after the most recent occurrence, which has not be remedied by Employer within thirty (30) days and Executive has performed her reasonable duties during such notice period and prior to any cure; (b) Employer’s direction to Executive to engage in any unlawful act or act of dishonesty, provided, however, that Executive has given written notice to Employer within sixty (60) days after the first occurrence of such event or, if later, ten (10) days after die most recent occurrence, which has not been remedied by Employer within thirty (30) days; or (c) Employer’s material breach of its obligations under this Agreement, provided, however, that Executive shall provide Employer with written notice within sixty (60) days after the first occurrence of such breach or, if later, ten (10) days after the most recent occurrence and Employer shall not have substantially cured such breach (if curable) within thirty (30) days after such written notice is given. Notwithstanding the foregoing, in order to resign for Good Reason, Executive must resign from all positions Executive then holds with Employer, effective not later than sixty (60) days after the expiration of the cure period if such event is not reasonably cured within such period. Any actions taken by Employer to accommodate a disability of Executive or pursuant to the Family and Medical Leave Act shall not be a Good Reason for purposes of this Agreement. For the avoidance of doubt, any such resignation(s) shall have no effect on Executive’s rights as a shareholder of Employer.
4.5Termination Without Good Reason by Executive. Executive may terminate her employment without Good Reason upon notice to Employer given in accordance with Section 4.7. If Executive terminates her employment without Good Reason, including without limitation any notice by Executive of non-extension or intent to terminate under Sections 1.2 or 4.5 of this Agreement, Employer shall pay and provide to Executive an amount equivalent to that set forth in Section 4.2, above.
4.6Termination by Employer for Death or Disability. Executive’s employment shall terminate immediately upon Executive’s death without notice. Employer may terminate Executive’s employment upon the date of termination specified in a written notice of termination by reason of Executive’s illness, incapacity or injury which results in Executive’s absence from her duties with Employer or failure to render the services contemplated by this Agreement for three (3) consecutive calendar months, or for shorter periods aggregating four (4) calendar months in any twelve (12) month period. Prior to any termination under this paragraph for any reason other than death of Executive, Employer shall provide thirty (30) days’ prior written notice of its intent to terminate under this paragraph. Executive may then provide medical certification within the 30-day notice period that he will be able to and intends to perform her duties as set forth in this Agreement. If, within the 30-day notice period, Executive provides such medical certification and commences and/or continues to perform her duties under this Agreement, Employer shall not terminate this Agreement under this paragraph. For any termination of employment under this Section 4.6, Executive shall be entitled to the same payments and benefits set forth in Section 4.2, above.
4.7Termination Date. Except as provided specifically above, any termination under this Article 4 shall be effected by not less than sixty (60) days’ advance written notice, or, at Employer’s option, pay in lieu of such notice. The effective date of the termination (the “Termination Date”) shall be the date specified in such notice of such termination or, if no date is so specified, the date that is the sixtieth day after the date notice is given. Notices shall be given in accordance with Section 8.8 of this Agreement.
5.ARTICLE 5 – SECTION 409A COMPLIANCE
5.1Intent. The intent of the Parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall Employer be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A.
5.2Specified Employee. Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment shall be made on the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of Executive, and (ii) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5.2 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Executive in a lump sum with interest accruing commencing on the date payment would have otherwise been made at the prime rate of interest most recently published in The Wall Street Journal as of such date, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
5.3Expense Reimbursement Payments. All expenses or other reimbursements under this Agreement shall be made within a reasonable period of time following the satisfaction of Employer’s reasonable requirements with respect to reporting and documentation of such expenses, but in no event later than on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive (provided that if any such reimbursements constitute taxable income to Executive, such reimbursements shall be paid no later than March 15th of the calendar year following the calendar year in which the expenses to be reimbursed were incurred), any right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit, and no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.
5.4Installment Payments. For purposes of Code Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.
6.ARTICLE 6 – CONFIDENTIAL AND PROPRIETARY INFORMATION AND NON-COMPETITION
6.1As a condition of this Agreement, the grant provided for in Section 3.4, and the Executive’s employment with Employer, the Executive will execute the Confidential and Proprietary Information and Non-Competition Agreement in the form that has been provided herewith as Exhibit “B” based on comparable agreements with other senior executives of Employer (the “CPIN Agreement”) on or before the date on which this Agreement is signed, and Employer’s obligations hereunder, including the obligations to pay the Severance, are contingent on the Executive’s complying with such CPIN Agreement at all times as described therein.
7.ARTICLE 7 – COOPERATION AND CORPORATE OPPORTUNITIES
7.1Cooperation. Upon the receipt of reasonable notice from Employer (including, without limitation, notice on behalf of Employer by its outside counsel), Executive agrees that while employed by Employer and, subject to Executive’s other business commitments, thereafter, Executive will respond and provide information with regard to matters in which Executive has knowledge as a result of Executive’s employment with Employer and will provide reasonable assistance to Employer, and affiliated entities and their respective representatives in defense of any claims that may be made against Employer or any affiliated entities of Employer, and will assist Employer and any affiliated entities in the prosecution of any claims that may be made by Employer or such affiliated entity, to the extent that such claims may relate to Executive’s employment or to Executive’s prior employment by Employer. Executive agrees to promptly inform Employer if Executive becomes aware of any lawsuits involving such claims that may be filed or threatened against Employer or any of Employer’s affiliated entities. Executive also agrees to promptly inform Employer (to the extent Executive is legally permitted to do so) if Executive is asked to assist in any investigation of Employer or any affiliated entities (or their respective actions), regardless of whether a lawsuit or other proceeding has then been filed against Employer or any affiliated entities with respect to such investigation, and shall not do so unless legally required. If Executive is required to provide any services pursuant to this Section 7.1 following the termination of Executive’s employment, upon presentation of appropriate documentation, Employer shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with the performance of such services. In addition, if and to the extent that Executive is required to devote more than two hours during a calendar year to fulfill the obligations set forth in this Section 7.1. at a time when he is no longer being compensated by Employer in any way, it will compensate Executive for such cooperation at an hourly rate based on Executive’s Salary during the last pay period of Executive’s active employment by the Employer.
7.2Corporate Opportunity. During the Term, Executive shall submit to Employer all bona-fide business, commercial and investment opportunities or offers presented to Executive or to which Executive becomes aware which relate to Employer’s business or the business of any of Employer’s affiliated entities at any time during such employment (“Corporate Opportunities”). Unless approved by Employer, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive’s own behalf.
8.ARTICLE 8 – MISCELLANEOUS
8.1Tax Withholding. Employer is authorized to withhold from any payment or benefit provided hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of Employer to satisfy all obligations for the payment of such withholding taxes. In the event Employer does not make such deductions or withholdings, Executive shall indemnify Employer for any amounts paid with respect to any such taxes, together with any interest, penalties and related expenses thereto.
8.2Key Person Insurance. Employer, in the sole and absolute discretion of the Board, has the right throughout the term of Executive’s employment with Employer to obtain or increase insurance on Executive’s life in such amount as the Board determines, in the name of Employer or an affiliated entity chosen by the Board for Employer’s sole benefit. Any insurance obtained by the Board or the Employer for the Executive will be communicated to the Executive prior to any final purchase. Upon reasonable advance notice, Executive will cooperate in any and all necessary physical examinations without expense to Executive, supply information, and sign documents, and otherwise cooperate fully with Employer as Employer may request in connection with any such insurance. Executive further agrees, on behalf of himself and her estate, heirs, successors and assigns (collectively, the “Executive Estate”), that the Executive Estate shall have no interest in or rights to receive the benefits of, any key person life insurance policy covering the life of the Executive which is purchased by Employer or an affiliated entity and names Employer or an affiliated entity as the beneficiary under such policy.
8.3Severable Provisions. The provisions of this Agreement are separate and distinct, and if any provisions are determined to be invalid, void, unenforceable or against public policy, in whole or in part, the remaining provisions of this Agreement, and the enforceable parts of any partially invalid, void or unenforceable provisions or provisions partially against public policy, shall nevertheless remain in full force and effect and shall be enforceable. Any unenforceable provisions shall be severed.
8.4Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and permitted successors and assigns. Executive may not assign or delegate her rights and duties under this Agreement.
8.5Governing Law/Venue. This Agreement in all respects shall be governed by and interpreted in accordance with the laws of the state of Delaware, both procedural and substantive, without regard to conflicts of law, except to the extent that federal laws and regulations preempt otherwise applicable law. The Parties agree that any and all legal action that may arise out of or relate to this Agreement or Executive’s employment or termination of employment shall take place solely and exclusively within the state of Delaware, and that neither party shall seek to enforce its rights under this Agreement in any place other than the state of Delaware. The Parties agree that they will submit to the jurisdiction of the state of Delaware. Any appellate proceedings shall take place in the appropriate courts having appellate jurisdiction over the courts set forth in this paragraph.
8.6Headings. Article and paragraph headings are not a part of this Agreement. They are included solely for convenience and reference, and they in no way define, limit, or describe the scope of this Agreement or the intent of any of its provisions.
8.7Integration/Waiver. Except as set forth in this Section 8.7, this Agreement, including, without limitation, any documents expressly incorporated into it by the terms of this Agreement, constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements, understandings, negotiations, and discussions relating to the subject matter of this Agreement. Any supplement, modification, waiver, or termination of this Agreement and the terms and conditions hereof is valid only if it is set forth in a writing signed by both Parties, or in the case of a waiver, by the Party waiving compliance. The waiver of any provision of this Agreement shall not constitute a waiver of any other provisions and, unless otherwise stated, shall not constitute a continuing waiver.
8.8Notice. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, when so delivered, (b) if mailed, three (3) days after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address listed below, (c) if sent by reputable overnight courier for overnight delivery to the party to whom it is directed at the address listed below, one (1) business day after delivery to such courier, or (d) if given by electronic mail if sent during normal business hours of the recipient, and if not, then on the next business day:
If to Employer:
Cava Group, Inc.
702 H St. NW 2nd Floor
Washington, DC 20001
Email: [***]
If to Executive:

Kelly Costanza
[***]
[***]
Email: [***]
In order for a Party to change its address or other information for the purpose of this Section, the Party must first provide notice of that change in the manner required by this Section.
8.9Counterparts. This Agreement may be executed in counterparts (including, but not limited to, by electronic means such as .PDF), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
8.10Public Offering. At or about the time the Employer, or any Affiliate thereof, files a registration statement filed under the Securities Act of 1933, as amended, the Employer shall conduct a review of the Employer’s compensation policies and structure, which review shall include, at a minimum, input from the Independent Compensation Consultant then serving the Employer. In the event the Employer has not engaged an Independent Compensation Consultant, the Employer shall select one for this purpose. Following the conclusion of this review, to the extent Employer makes broad changes to the compensation structure for the Employer’s executive officers as a result of such review, in alignment with the Employer’s then-current compensation philosophy, Employer and Executive will negotiate in good faith to reflect such changes in an amended form of this agreement.
[Signature Page Follows]

EACH PARTY ACKNOWLEDGES that it or he has had an opportunity to negotiate, carefully consider, and receive advice of counsel on the terms of this Agreement before signing it.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of May 20,2022.
Employer:
Cava Group, Inc.
By:    /s/ Brett Schulman
Its:

Executive:

/s/ Kelly Costanza
Kelly Costanza
Signature Page to Amended and Restated Employment Agreement (Costanza)

Exhibit A
Form of General Release
GENERAL RELEASE
THIS GENERAL RELEASE (this “General Release”) is made between Cava Group, Inc. (“Employer”) and Kelly Costanza (“Executive”) (together, the “Parties” and each a “Party”) effective as of May 20, 2022 (the “Effective Date”).
WHEREAS, Executive and Employer entered into an Employment Agreement effective as of May 20, 2022 (the “Employment Agreement”).
WHEREAS, pursuant to Section 5.3 of the Employment Agreement, in the event of a termination of employment of Executive under such section, Executive shall be entitled to receive Severance (as defined in the Employment Agreement) if and only if within the Release Period (as defined in the Employment Agreement) Executive has executed and delivered to Employer an effective form of this General Release, among any other conditions as more particularly set forth in the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Executive hereby agree as follows:
1.General Release. Executive expressly acknowledges that the payments and benefits set forth in the Employment Agreement shall be in lieu of any other termination or severance payments or other benefits of any kind or to which Executive may claim, all of which are fully waived and released by Executive. Executive acknowledges that Employer shall have no further financial or benefit obligations once the Employer has fulfilled its obligations as detailed in the Employment Agreement. Except for any claims that cannot be released under applicable law, Executive, on behalf of Executive and Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasor Parties”), knowingly and voluntarily release and forever discharge Employer and Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective agents, officers, directors, employees, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present through the Effective Date and whether known or unknown, suspected, or claimed against any of the Released Parties which any of the Releasor Parties may have, which arise out of or are connected with Executive’s employment with, or Executive’s separation or termination from, Employer (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act (the “OWBPA”) (the “ADEA”); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or any their state or local counterparts; or any other federal, state or local civil or human rights law, or any other local, state, or federal law, regulation or ordinance; or any public policy, contract or tort, or common law; or any policies, practices or procedures of Employer; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in any of the foregoing matters) (all of the foregoing collectively, the “Claims”). The Releasor Parties acknowledge that Executive has (i) received all compensation due to Executive as a result of services performed for Employer with the receipt of Employer’s final pay check; (ii) reported to Employer any and all work-related injuries or occupational disease incurred by Executive during Executive’s employment by Employer; (iii) been properly provided any leave requested under the Family and Medical Leave Act or similar state or local laws and has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv) provided Employer with written notice of any and all concerns regarding material ethical and compliance issues or violations on the part of any of the Released Parties; and (v) not filed any complaints, claims, or actions against any of the Released Parties. The Releasor Parties agree that if any of the Releasor Parties violate this General Release in any action against any of the Released Parties, such Releasor Parties agree to pay all costs and expenses of defending against such action incurred by such Released Parties, including reasonable attorneys’ fees, costs and related expenses.
2.Exclusions. This General Release shall not apply to (a) any claim under the workers compensation or unemployment compensation statutes or any other claim, which, as a matter of law, cannot be released by private agreement, (b) any claims or rights that may arise from events that occur after the date that Executive signs this General Release, (c) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements, (d) indemnification rights that any of the Releasor Parties has against Employer pursuant to a written agreement, or (e) any claims or rights that cannot be waived by law. Furthermore, nothing in this General Release (a) limits or affects any of the Releasor Parties’ rights to challenge the validity of this General Release under the ADEA or the OWBPA, (b) prevents any of the Releasor Parties from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, or (c) prevents any of the Releasor Parties from exercising their rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees, although by signing this General Release, the Releasor Parties hereby waive their right to recover any individual relief (including any money damages, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by any of the Releasor Parties or on any of their behalf by any third party, except where such a waiver is prohibited.
3.Miscellaneous. This General Release constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. No modification of this General Release shall be binding unless in writing and signed by each of the parties hereto. If any provision of this General Release is declared or determined by any court to be illegal or invalid, then the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this General Release. The failure or refusal of a Party to insist upon strict compliance with any of the terms of this General Release upon the occurrence of a breach by the other Party shall not be considered to be a waiver of any such terms nor shall it affect the right of such Party to insist upon strict compliance herewith at any time thereafter. This General Release shall be governed by and construed and performed in accordance with the laws of the State of Delaware without reference to conflict of laws principles. The Parties agree that any and all legal action that may arise out of or relate to this General Release shall take place solely and exclusively within the state of Delaware, and that neither party shall seek to enforce its rights under this Agreement in any place other than the State of Delaware. In the event an ambiguity or question of intent or interpretation arises, this General Release shall be construed as if drafted together by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any provision of this General Release. In entering into this General Release, the Parties acknowledge that they have had ample opportunity to receive advice from attorneys of their own choosing and that the terms hereof are fully understood and voluntarily accepted by each such Party. This General Release may be executed in two or more counterparts (including electronic counterparts, such as portable document format (PDF) counterparts), each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this General Release to be executed as of May 20, 2022.
Employer:
Cava Group, Inc.
By:    /s/ Brett Schulman
Its:

Executive:

/s/ Kelly Costanza
Kelly Costanza

Exhibit B
Form of Confidential and Proprietary Information and Non-Competition Agreement

CONFIDENTIAL AND PROPRIETARY INFORMATION
AND NON-COMPETITION AGREEMENT
I, Kelly Costanza, in consideration of the terms and conditions of my employment agreement with Cava Group Inc. (“Company”) dated as of May 20, 2022 (the “Employment Agreement”), and the compensation and other consideration that may hereafter be paid to me, agree to the following:
1.EMPLOYEE WARRANTIES
I represent and warrant that: (i) I am free to enter into the terms of this Confidential And Proprietary Information And Non-Competition Agreement (“Agreement”); (ii) I have no obligations inconsistent with the terms and conditions of the Employment Agreement or this Agreement; (iii) my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company; (iv) I have not and will not disclose any such confidential information to Company; and (v) I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.
I agree to: (i) devote my entire business time, attention, and energies to the business of Company and its operation, (ii) faithfully and competently perform all duties in connection with my employment, (iii) comply with Company’s policies and procedures, and (iv) not take any steps or engage in any actions to prepare to compete with Company while I am an employee of Company.
2.NO ASSURANCES OF CONTINUED EMPLOYMENT
I understand and agree that nothing in this Agreement or any discussions I have had with Company or any of its representatives shall be construed to give me any right or assurance of continued employment by Company beyond any terms and conditions of the Employment Agreement.
3.CONFLICTING EMPLOYMENT
I agree that during the term of my employment with Company I will not engage in any other employment, occupation, consulting or other business activity related to the business in which Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to Company.
4.CONFIDENTIAL NATURE; PUBLIC STATEMENTS
4.1I shall keep confidential the terms of this Agreement except to the extent such terms become known or available to the public other than by my act(s) or omission(s) in breach of this Agreement. A breach of this confidentiality undertaking shall relieve Company of any of its undertakings and obligations set forth herein.

4.2The provisions of Subsection 4.1 notwithstanding, it shall not be deemed a violation of my duty to keep the terms hereof confidential should:
(i)disclosure be compelled by applicable law or by order of either a court of competent jurisdiction or governmental or administrative authority; or
(ii)disclosure of this Agreement be made by me to members of my immediate family, or to professionals consulted by me for advice regarding this Agreement, including, without limitation, lawyers and certified public accountants; provided that any person to whom such disclosure is authorized shall agree to be bound by the terms of Section 4.
5.CONFIDENTIAL AND PROPRIETARY INFORMATION
5.1I understand and acknowledge that in the course of my employment, I have received and/or will receive and/or may receive and/or have access to certain “Confidential Information” (as defined below) of Company. I hereby acknowledge that such Confidential Information constitutes a valuable and proprietary asset of Company which Company desires to protect.
5.2For purposes of this Agreement, “Confidential Information” shall include, but not be limited to, the following: this Agreement; trade secrets; operating techniques, procedures and methods; product specifications; customer lists and customer information (including, but not limited to catering customers and credit card information); customer information (including, but not limited to, credit card information); account information; price lists; discount schedules; budgets; correspondence with customers (including, but not limited to catering customers), vendors, competitors, employees, partners, franchisees or any other entity or person; drawings; software; samples; leads from any source; marketing techniques; procedures and methods; employee lists; internal financial reports (including, but not limited to, internal sales and/or profit and loss reports) of Company and its affiliates and/or franchisees; sourcing lists; recruiting lists; Company strategies, business plans, or research; and any other such proprietary information, but shall not include any such information which has become generally known to or available for use by the public other than by my act(s) or omission(s).
5.3I agree that during the term of this Agreement and at any time thereafter, I will not, without the written authorization of Company or except as permitted under this Agreement: (i) disclose any Confidential Information to any person or entity for any purpose whatsoever; or (ii) make use of any Confidential Information for my own purposes or for the benefit of any other person or entity, other than Company, and it is expressly understood and agreed that this prohibition restricts me from using any Confidential Information in competition with Company at any time. I understand that I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
5.4I understand that my obligations under this Section 5 are in addition to, and not in limitation of, my obligations under Company’s policies and procedures.
5.5I agree that all Work Product (defined below) and Intellectual Property Rights (defined below) shall be the sole and exclusive property of Company. “Work Product” means all writings, inventions, discoveries, ideas and other work product of any nature whatsoever that I create on my own or in collaboration with others during my employment with Company and that relates to the business, contemplated business, research or development of Company.

“Intellectual Property Rights” means all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights arising out of the Work Product, in any jurisdiction throughout the world, and all related rights of priority under international conventions. I acknowledge that, by reason of being employed by Company, all of the Work Product is, to the extent permitted by law, “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101) and is the property of Company. To the extent that any Work Product is not “work made for hire,” I hereby irrevocably assign to Company, for no additional consideration, my entire right, title and interest in and to all Work Product and Intellectual Property Rights therein. During and after my employment, I agree to reasonably cooperate with Company to (i) apply for, obtain, perfect and transfer to Company the Work Product and any Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same. I hereby irrevocably grant Company power of attorney to execute and deliver any such documents on my behalf and in my name and to do all other lawfully permitted acts to transfer the Work Product to Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, in the event that I do not promptly cooperate with Company’s request. The power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.
6.COVENANTS NOT TO COMPETE
6.1I covenant and agree that I will not engage in any “Competitive Activity” (as defined below) at any time during my employment with Company and/or within the twelve (12) month period following the date of my termination from Company for any reason or no reason and I agree that these restrictions are reasonable and appropriate for purposes of protecting Company’s legitimate business interests.
6.2“Competitive Activity” shall include the following:
(i)directly or indirectly being employed by, advising, consulting in, or acting in any way as an agent for any company listed on Attachment A (the “Listed Competitors”); or
(ii)directly or indirectly being employed by, advising, consulting in, or acting in any way as an agent for any entity engaged, in whole or in part, in any retail food establishment (including any fast food, fast casual or casual dining restaurant, home delivery, caterer or bakery) in which bowls and salads, combined, amount to at least twenty percent (20%) of “restaurant revenues,” excluding those restaurants where the customer orders from a server at the customer’s table; or
(iii)providing any services, directly or indirectly, to any division or direct or indirect parent company of any Listed Competitor (including the parent companies listed on Attachment A), or any Other Competitor, or to any other affiliated company of a Listed Competitor or Other Competitor; other than any entity that owns a minority interest in a Listed Competitor or Other Competitor solely as a passive investor, without any involvement in the management of such Listed Competitor or Other Competitor; or
(iv)having, or acquiring any interest in (whether as proprietor, partner, member, stockholder, consultant, officer, director, or any type of principal whatsoever) any Listed Competitor, Other Competitor or in any division, or direct or indirect parent company of any Listed Competitor or Other Competitor, except that the direct or indirect ownership of five percent (5%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed having or acquiring any such interest.

6.3Both during the term of my employment with Company and at any time within the twenty-four (24) month period following my termination from Company for any reason or no reason, I hereby agree not to directly or indirectly solicit or otherwise attempt to induce, influence, or encourage any employee, independent contractor, consultant, supplier, catering customer or franchisee of Company to terminate and/or modify in any way his/her and/or its employment or other such business relationship with Company and/or its affiliates.
6.4For purposes of Section 6, references to “Other Competitor” shall mean the entity and/or entities described in 6.2(ii).
6.5For purposes of Section 6, references to “where Company is engaged in business” and/or “where Company is attempting to engage in business” and/or “where Company may reasonably be expected to engage in business”, shall mean any and/or all current and/or future franchisee operations as well as any current and/or future Company operations.
6.6For purposes of Section 6.2(ii), reference to “restaurant revenues” shall mean all sales at retail including through catering and delivery. Such term does not include products sold as consumer packaged goods.
6.7At any time, I may request a waiver, in whole or in part, of Section 6 by notifying Company in writing of my request. Within 15 days of my providing Company with all relevant information pertaining to such a waiver request and my providing such written information as Company may request regarding the potential violation of these covenants, Company, through the Chief Executive Officer and/or his/her designee, will consider such a request and communicate with me.
7.RETURN OF COMPANY DOCUMENTS; COOPERATION; NONDISPARAGEMENT
7.1When I leave the employ of Company, I will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas, and any other documents pertaining to Company and/or Company’s business, including, but not limited to, computer files, together with all copies thereof, and any other material containing or disclosing any Confidential Information as defined in Section 5 above (collectively “such Documents”). The above shall include any and all such Documents contained on, for example, a home computer system. I further agree not to retain in any way any such Documents, and I will, for example, first return such Documents and then delete such Documents from any home computer system. I further agree that any property situated on Company’s premises and/or owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.
7.2I agree that during my employment and thereafter, at Company’s reasonable expense, I will do all things including, but not limited to, the giving of evidence in suits and other proceedings which Company shall deem necessary or appropriate to obtain, maintain or assert rights accruing to, and defending claims against, Company, its affiliates and/or franchisees in connection with which I have knowledge, information or expertise; provided, however, that Company shall not unreasonably disrupt my current employment and Company shall compensate me for the value of my time spent assisting in such matters at my then current compensation rate if I am not so compensated by my then current employer.
7.3I agree that during my employment, and after my employment with Company ends for any reason, I will not make any false or disparaging statement(s) about Company, its affiliates, its employees, or its business to any other employees, customers, vendors or any other third party. I understand that nothing in this Agreement shall be construed to prohibit me from reporting alleged improper or unlawful conduct to, or participating in any investigation or proceeding conducted by, any federal or state government agency or self-regulatory agency.
8.REMEDIES
I acknowledge that Company’s remedy at law for a breach of Sections 4, 5, 6 and 7 of this Agreement would be inadequate, and I hereby expressly agree that Company shall be entitled to apply to any court, having jurisdiction, for an injunction restraining me in the event of a breach, actual or threatened, of the covenants contained in this Agreement without the necessity of proof of actual damages. Such right shall be in addition to any other remedies provided for in this Agreement, the Employment Agreement, the Option Agreement, or otherwise available at law or equity, including forfeiture of any severance and options. I further waive any requirement that a bond be posted or that irreparable damage be demonstrated as a condition to any injunctive relief. I further agree that to the extent permissible by applicable law the twelve (12) month and twenty- four (24) month time periods for the restrictive covenants set forth in Sections 6.1 and 6.3 of this Agreement shall be tolled for any period of time where I am in breach of Sections 6.1 and 6.3, and I understand that the periods of restriction shall be extended for a period equal to the period of time where I am in breach.
9.GOVERNING LAW/VENUE
This Agreement in all respects shall be governed by and interpreted in accordance with the laws of the state of Delaware, both procedural and substantive, without regard to conflicts of law, except to the extent that federal laws and regulations preempt otherwise applicable law. The Parties agree that any and all legal action that may arise out of or relate to this Agreement or Executive’s employment or termination of employment shall take place solely and exclusively within the state of Delaware, and that neither party shall seek to enforce its rights under this Agreement in any place other than the state of Delaware. The Parties agree that they will submit to the jurisdiction of the state of Delaware. Any appellate proceedings shall take place in the appropriate courts having appellate jurisdiction over the courts set forth in this paragraph. In the event any litigation or similar proceeding arises with respect to any provision of this Agreement, the non-prevailing party to such litigation or similar proceeding shall reimburse the prevailing party for the reasonable costs and expenses (including reasonable attorneys’ and expert witness fees) thereof incurred in connection with such litigation or similar proceeding.
10.NOTICES
Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.
(i)All notices to me shall be addressed to me at such other place(s) as I may designate by written notice to Company.
(ii)All notices to Company shall be addressed to the Company’s General Counsel or to such other place(s) as Company may designate by written notice to me.

11.NOTIFICATION OF NEW EMPLOYER
I agree that for twenty-four (24) months after termination of my employment with Company I will advise any prospective employer of the covenants and restrictions of this Agreement before accepting any offer from another employer and such notification shall not be a breach of Subsection 4.1.
12.DEATH
This Agreement and all obligations of Company hereunder shall terminate upon my death.
13.MISCELLANEOUS
13.1No waiver by Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement shall be construed as a waiver of any other right. Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
13.2In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and each provision of this Agreement shall, if necessary, be deemed to be independent of each other and each supported by valid consideration. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
13.3To the extent necessary to provide Company with the full and complete benefit of this Agreement, the provisions in this Agreement and my obligations hereunder shall survive the termination of this Agreement and shall not be affected by such termination. The provisions of this Agreement shall also survive the assignment of this Agreement by Company to any successor in interest or other assignee.
13.4This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.
13.5The captions and headings throughout this Agreement are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.
13.6Except as otherwise contemplated in Subsection 5.4 hereof, this Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

13.7This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which counterparts shall together constitute but one agreement.
13.8By signing below, I acknowledge receiving a copy of this Agreement; I acknowledge and agree that I am entering into this Agreement voluntarily and of my own free will; and I acknowledge and agree that I have not been coerced or suffered any duress in order to induce me to enter into this Agreement.
13.9This Agreement shall be effective as of the first date signed below.
14.ATTORNEY REVIEW
I acknowledge that I have been expressly advised by Company to review this Agreement with an attorney prior to executing it.
I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND THE MEANING OF ITS VARIOUS TERMS AND THE CONSEQUENCES OF SIGNING THIS AGREEMENT.
I HAVE BEEN GIVEN MORE THAN REASONABLE TIME TO CONSIDER AND ACCEPT THE CONDITIONS OF THIS AGREEMENT,

/s/ Kelly Costanza
Signature
6/22/22
Date
Kelly Costanza
Name (typed or printed)
ACCEPTED AND AGREED TO:
COMPANY
By:    /s/ Brett Schulman
Name:    Brett Schulman
Title:    CEO
Dated:    6/24/22

Attachment A: Listed Competitors
•Chipotle
•Starbucks
•Sweetgreen
•Tender Greens
•Dig Inn
•Noodles and Co
•Honeygrow
•Mendocino Farms
•Lemonade
•Shake Shack
•Roti
•Naf Grill
•Luna Grill
•Garbanzo
•JAB Holding Company-owned companies, including but not limited to Panera/Au Bon Pain, KKD, Caribou/Einstein’s/Bruegger’s/Noah’s, Peets, Pret A Manger, Intelligentsia, Stumptown, and anything else created or acquired by JAB Holding Company
•Roark Capital Group or Inspire Brands-owned companies, including but not limited to Focus Brands, Jimmy John’s, Applebee’s, Arby’s, and Sonic.